Exhibit 99.(1)(a)

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

The undersigned, being all the members of the Board of Directors of Jefferson National Life Insurance Company of New York, a New York insurance company (the “Company” or “Corporation”), acting without a meeting, hereby consent to the adoption of the following resolutions with the same force and effect as if such resolutions had been duly adopted at a meeting of the Board of Directors of the Company and hereby waive all notice of a meeting:

Audit Committee

RESOLVED, that the following individuals are hereby elected to serve as members of the Audit Committee until their respective successors are duly elected and qualified:

Robert Covington (Chairman)	Andrew Mulderry

Officers — Annual Election

RESOLVED, that the following individuals be elected to the following offices of the Corporation, to serve until their respective successors are duly elected and qualified:

Mitchell Caplan	-	Chief Executive Officer
Laurence Greenberg	-	President
David Lau	-	Chief Operating Officer
Craig Hawley	-	General Counsel & Secretary
Joseph Vap	-	Chief Financial Officer

RESOLVED, that each of the officers of this Corporation be, and hereby is, authorized and directed to procure, authorize the procurement of, all corporate books, books of account, and stock books required by the laws of the State of Delaware or necessary and appropriate in connection with the business of this Corporation.

Bylaws

RESOLVED, that the Bylaws of the Corporation, in the form of Exhibit A attached hereto, be and hereby are approved, adopted, ratified and confirmed, and the Secretary of the Corporation be and hereby is instructed to place a copy of such Bylaws in the Corporation’s minute book.

Common Stock

RESOLVED, that the Corporation be and hereby is authorized to issue 2,000,000 shares of Common Stock, par value $1.00 per share (the “Common Shares”) to Jefferson National Life Insurance Company and shall be evidenced by a certificate which shall have placed prominently thereon all legends required by federal or New York law; and

RESOLVED, that the Common Shares are validly issued, fully paid and nonassessable shares.

1

Fiscal Year

RESOLVED, that the fiscal year of this Company shall end on December 31 of each year.

NY Licensure Filing

RESOLVED, that the filing of the Company’s application to obtain an insurance license in the State of New York is hereby ratified, confirmed, adopted and approved and the Company’s officers and employees are hereby authorized and directed to provide any and all required additional information to, and make any and all additional filings with (including, without limitation, policy forms, applications, administrative services agreements, distribution agreements, paymaster agreements, selling group agreements, etc. all upon such terms and conditions as are reasonably acceptable to the Company’s officers) the New York Department of Financial Services to obtain such license and to commence business operations.

JNL NY Separate Account 1

RESOLVED, that a unit investment trust separate account, which shall be known as Jefferson National Life of New York Annuity Account 1 (“Separate Account 1”), or such other name as management deems appropriate, be and hereby is, established in accordance with Section 4240 of the New York Insurance Law, as amended, for the purpose of providing an investment medium for such variable contracts including individual and group life policies, annuities and funding agreements as may be designated as participating therein.  Any such account shall receive, hold, invest and reinvest only the monies arising from:  (i) contributions made pursuant to the contracts participating therein, (ii) such assets of the Company as it shall deem appropriate to be invested to facilitate the commencement of operations or comply with minimum capital requirements required by law or in the same manner as the assets applicable to its reserve liability under such participating contracts, and (iii) any dividends, interest, gains or other earnings produced by the foregoing; and

RESOLVED, that the following be approved and authorized:

(a)                                 Establishment of Separate Account 1 as a unit investment trust, with one or more subaccounts each of which will invest or reinvest in the shares of one or more investment companies registered under the Investment Company Act of 1940, as amended (“1940 Act”);

(b)                                 Registration and maintenance of:  (i) such account as a unit investment trust under the 1940 Act, and (ii) all contracts participating in such account under the Securities Act of 1933, as amended (“1933 Act”);

(c)                                  Action by the proper officers of the Company to sign and file, or cause to be signed and filed with the Securities and Exchange Commission (“SEC”), a registration statement on behalf of Separate Account 1 as registrant under the 1940 Act (“Investment Company Act Registration”);

(d)                                 Action by the proper officers of the Company to sign and file, or cause to be signed and filed with the SEC, on behalf of the Company, as issuer, a registration statement for the offering and sale of Separate Account 1 contracts under the 1933 Act (“Securities Act Registration”).  Action by the proper officers of the Company to sign and file, or cause to be signed and filed with the SEC, on behalf of Separate Account 1, or on behalf of the Company, any amendment, report or notice to the extent such filing shall be necessary or deemed desirable by the Chief Executive Officer, President, General Counsel or other designee;

(e)                                  Signature of any director or officer required by law to affix his or her signature to such Investment Company Act Registration or Securities Act Registration or any amendment thereof may be affixed by such director or officer personally or by an attorney-in-fact duly constituted in writing by such director or officer to sign his or her name thereto;

(f)                                   Provision by the Company, or by Jefferson National Financial Corp. or any of its subsidiaries, as may be necessary or appropriate to such separate accounts of the following services:

(1)         Administrative, actuarial and legal functions in connection with the writing of and securing of state approvals of any variable contracts which are designated by the Company as participating in Separate Account 1 or any other such account, together with the issuance, installation, service, administration and payment of any such contracts.  Any charges for such services to be asset charges, front-end charges, flat fee charges, or back-end charges, or any combination thereof, all as specified in the various participating contracts;

(2)         Assumption of whatever insurance or mortality risks and/or expense guarantees may be provided by the contracts so participating in consideration of any asset and/or other charges specified in said contracts;

(3)         Sales, distribution and marketing services, including acting as principal underwriter for participating contracts, in accordance with an appropriate underwriting agreement;

(4)         Such other services and functions as may be deemed by the officers to be necessary, desirable or appropriate; and

(5)         That the foregoing authorizations:  (i) be subject to the approval by the Chief Executive Officer, President, Chief Financial Officer, General Counsel, or their designee, of all charges, rates of compensation and other specifications in all contracts or agreements or arrangements entered into with any such account, and (ii) include authority to the officers to make such later changes or modifications in any of said contracts, or agreements, or arrangements as may be necessary, desirable or appropriate to meet the requirements of the 1940 Act, the 1933 Act or any other applicable law and the regulations issued thereunder;

(g)                                  The officers of the Company are authorized to enter into such contracts as are appropriate with Jefferson National Financial Corp. or its subsidiaries to carry out these purposes;

(h)                                 Development of variable contracts for participation in said account or accounts, with such specifications, changes or modifications as may be approved by the Chief Executive Officer, President, Chief Financial Officer, General Counsel, or their designee, and the filing to the extent required of such contracts and all applications and other forms relating thereto with appropriate state agencies;

(i)                                     Allocation by the Company to Separate Account 1 and to any other account created pursuant to the foregoing authorizations of such amount as may be required by the federal or state law and as the Chief Executive Officer, President, Chief Financial Officer, General Counsel, or their designee, may deem appropriate for the initial funding of each such account, said allocation to be made and withdrawn in accordance with the applicable requirements or approved procedures of the New York Insurance Department;

(j)                                    Action by the proper officers to obtain all requisite authorizations, approvals and licenses from the State of New York, and all other states, or the District of Columbia or the Virgin Islands, as they deem necessary or desirable,

(k)                                 Establishment of the fiscal year of Separate Account 1 as the calendar year;

(l)                                     Appointment of BDO USA as the auditor of Separate Account 1; and

(m)                             The doing by the officers of all acts and things from time to time necessary, desirable or appropriate to be done in order to effectuate the purposes of the foregoing authorizations or any of them.

NAIC

RESOLVED, that the officers and employees of the Company are hereby authorized and directed to obtain an NAIC number.

NY Office Space

RESOLVED,  that the officers of the Company are hereby authorized and directed to procure office space for the Company in New York City and to negotiate and execute a lease for such office space on standard terms and conditions.

Appointment of Complaint Officer

RESOLVED, that David Lau is hereby appointed Complaint Officer of the Company until the appointment of his successor.

Naming of Separate Account Traders

RESOLVED, that, in addition to the Company officers, the following individuals (collectively, the “Separate Account Traders”) be and hereby are authorized to (a) invest the separate account assets of the Company in the mutual funds offered in the Company’s variable products from time to time (the “Underlying Funds”); (b) obtain information and to give instructions for the purchase, sale, exchange or transfer of shares of the Underlying Funds; and (c) execute any and all documents in connection with the shares of the Underlying Funds:

Carla Higgs	Cynthia Morrison	Alex Beck	Felicia Davis

FURTHER RESOLVED, that the Company’s Chief Financial Officer is hereby authorized and directed to designate additional Separate Account Traders from time to time as needed.

Naming of Additional Signers for Transfer of Asset Forms

RESOLVED, that, in addition to the Company officers, the following individuals (collectively, the “TOA Signers”) be and hereby are authorized to execute documents, including without limitation, transfer of asset forms, to request or facilitate authorized transfers, rollovers, replacements or qualified exchanges under Internal Revenue Code Section 1035 from other financial institutions and insurance carriers on behalf of the Company:

Benita Whobrey	Jennifer Armstrong
Lisa Phillips	Stacy Leonard

Consent to Service of Process

RESOLVED, that the officers of the Company are hereby authorized and directed on behalf of the Company to execute and file Form U-2 Consent to Service of Process (or other similar documents) naming appropriate parties for service of process in applicable states, and any such past filings are hereby ratified, confirmed and approved.

Deposit Accounts

WHEREAS, the Company now has and will hereafter have accounts and deposits, including securities custody accounts with various banks, investment brokers or other financial institutions, in connection with which it is necessary that the signatures of those officers, employees or agents of the Company who are authorized to make withdrawals upon such funds, and to sell, assign and endorse for transfer certificates for securities registered in the name of the Company or its nominee, be certified to such banks and institutions; and

WHEREAS, those officers, employees or agents of the Company whose signatures are authorized upon withdrawals and transfers from such bank accounts and deposits will be changed from time to time, and it is desired in the interest of operational efficiency to avoid the necessity of having the Board of Directors of the Company take specific action with reference to such various accounts, deposits and the designation of various financial institutions as depositories of the Company when such resolutions must be amended or reenacted from time to time in order to change the designation of those persons authorized to execute the checks, withdrawals, transfers, and endorsements for the Company upon various accounts and deposits or to designate financial institutions as depositories of the Company and to that end there is presented to and adopted by the Board of Directors of the Company the following resolutions to take the place of previous resolutions having to do with accounts, deposits, the designation of financial institutions as depositories, and the authority of the officers, employees or agents of the Company to deposit and withdraw funds from such accounts and to otherwise deal with said financial institutions, accounts, and deposits;

RESOLVED, that in each and every instance where the Company now has or shall hereafter have an account or a deposit in the name of the Company in any bank, or other institution, wherein there are now or may hereafter be deposited any funds of the Company or any certificates for securities registered in the name of the Company or its nominee, whether represented by cash, notes or other evidences of debt or securities, withdrawals from any such certificates are hereby authorized in the name of the Company upon the signatures of any one person where one person is authorized to act alone, and the joint signatures of any two persons where joint signatures are required, certified to said bank or other institution as being entitled to execute vouchers, bills of exchange or other instruments of withdrawals in its behalf under the signature of the Company, by any of the Chief Executive Officer, President, Chief Financial Officer, or Controller of the Company, and attested by the Secretary or any Assistant Secretary of the Company when accompanied by a certified copy of this Resolution executed by the Secretary or any Assistant Secretary of the Company and with a signature card or other instrument containing the exact signatures of such persons so authorized.  Any such bank, or other institution, thereupon shall be entitled to recognize those signatures so furnished on said signature card or other instrument aforesaid to the same extent as if a separate and distinct resolution with reference to each bank or other institution containing therein a list of the names of all persons authorized were contained in any such resolution;

FURTHER RESOLVED, that any and all funds standing to the credit of the Company and all securities deposited by the Company with any such bank, or other institution, in any such account or deposit may be paid out or withdrawn by checks, drafts, notes, receipts, bills of exchange or other orders or instruments for the payment of money, or may be transferred by endorsements or instructions, when signed by any one person where one person is authorized to act alone, and by any two persons where the signatures of two persons are required, and each and all of such banks or other institutions are hereby authorized to honor, certify or pay any and all checks, drafts, notes, receipts, orders or other instruments for the payment of moneys so signed, with or without title designation whether creating an overdraft or not, without inquiring as to the circumstances of issue or the disposition of the proceeds thereof, whether drawn to the individual order, or tendered in payment of individual accounts of the persons signing or other officers of this Company, or otherwise, and to recognize such signatures for the transaction of other business pertaining to withdrawals and transfers from such accounts and deposits, and any bank, or other institution acting upon any such signatures shall be indemnified and saved harmless from any claims, demands, expenses, losses or damages resulting from or growing out of honoring the signatures of any officers or persons so certified, or refusing to honor any signatures not so certified;

FURTHER RESOLVED, that any two of the Chief Executive Officer, President, Chief Financial Officer, and Controller of the Company, acting jointly, are hereby authorized to instruct in writing any such bank, or other institution, that the authority previously given to any officer, employee or agent to withdraw funds to the credit of the Company or to endorse and transfer securities owned by the Company has been revoked and in the manner hereinbefore specified to appoint any other officer, employee or agent of the Company with the same authority herein granted, or any lesser authority that they may elect to confer upon said person to make withdrawals from any such account;

FURTHER RESOLVED, that any two of the Chief Executive Officer, President, Chief Financial Officer, and Controller of the Company, acting jointly, are hereby authorized to select and designate as depositories of the Company and bank, bank and trust company, investment broker or other institution which to them may seem advisable and such officers, employees or agents of this Company be and are hereby authorized for and on behalf of this Company to open an account or accounts with said depositories and to make such arrangements for the conduct thereof as to them shall seem proper, and to thereafter deposit or cause to be deposited in such depositories such of the funds or securities owned by the Company as to them may seem advisable, whether represented by cash, checks, certificates or other orders for the payment of money;

FURTHER RESOLVED, that all checks payable to the Company shall be endorsed “For Deposit Only,” and endorsements for deposits shall be evidenced by the name of the Company being written or stamped on the instrument deposited without the designation of the party making the endorsement; and

FURTHER RESOLVED, the these resolutions shall continue in full force until revoked and written notice of such revocation shall be given to each person, firm, bank, company or other institution, affected thereby, and authority given each person certified by the Secretary, or any Assistant Secretary, of this Company as herein provided as having such authority as set forth, and receipt of such notice shall not affect any action taken by any such person, firm, bank, company or other institution, prior thereto, and the Secretary, or any Assistant Secretary, of this Company is hereby directed and authorized to certify these Resolutions to any such persons, firms, banks, companies or other institutions.

Investment Accounts

RESOLVED, that the Company is hereby authorized and directed to establish and maintain one or more accounts, including margin accounts (each, an “Account”), and to engage in any of the transactions hereinafter described, in each case, with or through an Account opened with a financial institution (“Financial Institution”) by any two of the Chief Executive Officer, President, Chief Financial Officer or Controller of the Company;

RESOLVED, that the Company is hereby authorized and empowered to purchase (including on a forward or when-issued basis or on margin) hold, finance, pledge, exercise, convert, tender, redeem, exchange, transfer, assign, sell (including on a short, when-issued or forward basis), enter into, write, issue, terminate, amend and otherwise deal and trade, singly or in combination, in the following: any and all forms of securities, evidences of interest, including, but not limited to common or preferred stock, scrip, warrants and rights; bills, notes, bonds or debentures of any coupon, (including “zero coupon” or maturity; certificates of deposit, bank notes or deposit notes; commercial paper, money market instruments; listed and/or over-the-counter options, commodities, commodity futures, options on futures (including single stock futures contracts and other securities futures products), transactions in foreign currencies; limited partnership interests and other interests in hedge funds, buyout funds, real estate investment trusts, venture capital funds, private equity funds and private equity investment vehicles; whole mortgage loans, any and all interests and participations in mortgage loans, mortgage-backed and asset backed securities; any kind of derivative investment, including interest rate, currency, credit, equity or other swap transactions; repurchase and reverse repurchase transactions, buy/forward sale transactions, dollar rolls, secured lending transactions and any instrument or interest generally regarded as an investment or hedge, secured or unsecured, or any transaction, that is similar to any of those described above (including an option with respect to any of them) (each of the foregoing, an “Activity”);

RESOLVED, that each of the Company’s officers and, in addition, each person listed below (each an “Authorized Person”) is hereby authorized for and on behalf of the Company by oral, written, electronic or other means to: (1) give to and receive from Financial Institution oral, written or electronic instructions, confirmations, notices or demands with respect to any Account, Activity or transaction; (2) bind the Company to enter into and perform any transaction or agreement, amendment or modification thereof, relating to any Account, Activity or transaction involving the Company; (3) lend or borrow money or securities and secure the repayment thereof with the property of the Company; (4) pay in cash or by check or by credit or debit card or draft drawn upon the funds of the Company any sums required to be paid in connection with any Account, Activity or transaction; (5) order the transfer of record of any securities, funds or other property to any name and to accept delivery of any securities, funds or other property; (6) direct the sale or exercise of any rights with respect to securities or other property; (7) agree to any terms or conditions or execute or pass title thereto (or any interest therein); (9) direct Financial Institution to surrender any securities or other property for the purpose of effecting any exchange or conversion thereof; (10) appoint any other person or persons to do any and all things which such director, officer, employee or agent of the Company is hereby empowered to do; and (11) generally, take all such action as such Authorized Person may deem necessary or desirable to implement or facilitate the trading activities described herein:

Authorized Persons:            Company Officers

Greg Padgett

RESOLVED, that each of the Authorized Persons is hereby authorized, for and on behalf of the Company, to negotiate and execute or otherwise assent to or enter into on behalf of the Company all agreements, confirmations, releases, assignments, powers of attorney or other documents in connection with any Account, Activity or transaction, including without limitation, to execute and deliver instructions to Financial Institution to receive or deliver funds or securities, whether free or versus payment, or trade or non-trade related (including to any Authorized Persons);

RESOLVED, that all actions previously taken by and Authorized Person of the Company in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Company; and

RESOLVED, that notwithstanding the above resolutions, the Company and each Authorized Person shall at all times comply with the (a) Company’s policies and procedures for approving trades, (b) Company’s Investment Guidelines, (c) the Company’s Derivatives Use Plan (if any) and (d) applicable New York laws, rules and regulations.

General Contracts

RESOLVED, that the officers of the Company be and hereby are authorized and directed to negotiate and execute contracts on behalf of the Company.

Qualification as Foreign Corporation

RESOLVED, that the Company be and hereby is authorized and directed to qualify to transact business as a foreign corporation in any and all state, territory or possession of the United States wherein its activities so require.

Appointed Actuary

FURTHER RESOLVED that Ted Schlude, FSA, a principal with Milliman, Inc. be and hereby is named the Company’s Appointed Actuary, and Mr. Schlude and the Company are authorized to make all necessary state filings to accomplish the same.

NSCC/DTCC

RESOLVED, that the officers of the Company be and hereby are authorized and directed to take any and all actions necessary for the Company to become a member of the NSCC/DTCC and to negotiate and execute all contracts, agreements, certificates and other documents on behalf of the Company for the Company to become such a member.

General

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to do or cause to be done all such further acts and things and to prepare, execute, deliver and file any and all such further documents, reports, schedules, statements, consents, agreements, certificates and undertakings, to effect the purposes of the foregoing resolutions; and be it

FURTHER RESOLVED, that all actions heretofore taken on behalf of the Company by any of its officers, incorporators and directors in connection with the subject of the foregoing resolutions be, and they hereby are, in all respects, ratified, confirmed, authorized, adopted and approved as acts and deeds of the Company.

IN WITNESS WHEREOF, this Action Taken Without a Meeting has been executed by each Director for the purpose of evidencing his consent to the taking of the foregoing action without a meeting and affirmative vote of the foregoing action as of the 20th day of June, 2014, and may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

/s/ ERIC SCHWARTZ
ERIC SCHWARTZ

/s/ STEVE PIAKER
STEVE PIAKER

/s/ ROBERT COVINGTON
ROBERT COVINGTON

/s/ ANDREW MULDERRY
ANDREW MULDERRY

/s/ MITCHELL CAPLAN
MITCHELL CAPLAN

/s/ LAURENCE GREENBERG
LAURENCE GREENBERG

/s/ DAVID LAU
DAVID LAU

/s/ JOSEPH VAP
JOSEPH VAP

/s/ CRAIG HAWLEY
CRAIG HAWLEY

EXHIBIT A

(BYLAWS)

BY-LAWS

OF

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

ARTICLE I

SHAREHOLDERS MEETING

SECTION 1.         Annual Meeting.  The Annual Meeting of the shareholders for the election of the Directors and for the transaction of such other business as may come before such meeting shall be held on the day of the regularly scheduled board of directors meeting in May of each year.  If a sufficient number of Directors to conduct the business of the Company is not elected within one month of the date designated above for the election of such Directors at the Annual Meeting, the Directors shall call a special meeting of the shareholders for the purpose of electing Directors.  If such special meeting of the shareholders is not called by the Directors within two weeks after the expiration of such period or if such special meeting is called but there is a failure to elect such Directors for a period of two months after the expiration of such period, the holders of ten percent of the votes of the shares entitled to vote in an election of Directors may, in writing, demand the call of a special meeting for the election of Directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand.  The Secretary of the Company upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice.  At any such special meeting called on demand of shareholders, notwithstanding section 5 of Article I (Quorum), the shareholders attending, in person or by proxy, and entitled to vote in an election of Directors, shall constitute a quorum for the purpose of electing Directors, but not for the transaction of any other business.

SECTION 2.         Special Meetings.  Special meetings of the shareholders may be called by the Secretary or, in case of death, absence, incapacity, or refusal of the Secretary, by any other officer, upon written request of the Chairman of the Board, the Chief Executive Officer, the President, any three Directors, or shareholders owning of record at least ten percent of the shares of the Company entitled to vote at the meeting.  At a special meeting, no business will be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

SECTION 3.         Place of Meeting.  All meetings of the shareholders shall be held at the office of the Company in New York County or at such other place or places within or without the State of New York as shall from time to time be designated by the Board of Directors and stated in the notice of meeting.

SECTION 4.         Notice of Meeting.  Notice of all meetings, annual or special, shall be given by hand delivering, mailing, emailing or otherwise delivering to each shareholder entitled to vote thereat, at least ten days and not more than fifty days before such meeting, a written or printed notice of the time, place, and purpose or purposes thereof.

SECTION 5.         Quorum.  The holders of a majority of the outstanding stock entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum for all purposes.  In the absence of a quorum, the shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain.

SECTION 6.         Adjournments.  Any meeting of the shareholders may be adjourned to such other time and place as shall be announced at the meeting at which the adjournment is taken, by the shareholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting if no shareholder is present in person or by proxy.  It shall not be necessary to notify any shareholder of any adjournment.  Any business which could have been transacted at any meeting of the shareholders as originally called may be transacted at any adjournment thereof.

SECTION 7.         Voting.  At all meetings of shareholders each share of stock held by a shareholder entitled to vote on any matter, represented in person or by proxy, shall be entitled to one vote.  Proxies shall be dated, in writing, and signed by the shareholder or the shareholder’s attorney-in-fact; provided, however, that if the shareholder is a corporation, its proxy either shall have its corporate seal affixed or shall be accompanied by evidence satisfactory to the Company that the proxy has been signed on behalf of such shareholder by a duly authorized officer.  Two inspectors of election shall be appointed by the President at any shareholders meeting at which inspectors are required.

SECTION 8.         Conduct of Business.  The Chairman of the Board of Directors or, in his absence, the Chief Executive Officer or the President shall preside at any meeting of the Board of Directors or shareholders.  In the absence of said officers, a temporary presiding Director or officer, as the case may be, may be chosen.  The presiding officer of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

SECTION 9.         Action at a Meeting.  When a quorum is present, the holders of a majority of the stock present or represented and entitled to vote and voting on a matter, except where a larger vote is required by law, the Charter, or these By-Laws, shall decide any matter to be voted on by the shareholders.  Any election by shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election.  No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.  The Company shall not directly or indirectly vote any share of its stock.  Nothing in this section shall be construed to limit the right of the Company to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

SECTION 10.       Action Without a Meeting.  Except as otherwise provided by the Charter, any action required by statute to be taken at any annual or special meeting of the shareholders of the Company, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without the need to obtain the unanimous consent of the shareholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.         Powers.  The Board of Directors may exercise all the powers of the Company except such as are required by law or by the Charter or by these By-Laws to be otherwise exercised,

and the business and affairs of the Company shall be managed under the direction of the Board of Directors.

SECTION 2.         Number of Directors.  The number of Directors of the Company shall be not less than seven (except for vacancies temporarily unfilled) nor more than twenty-one; provided, however, that at least one-third (but not less than three) of such Directors must not be officers or employees of the Company or any entity controlling, controlled by, or under common control with the Company or beneficial owners of a controlling interest in the voting stock of the Company or any such entity (“Outside Directors”).  The number of Directors shall be determined from time to time by a vote of a majority of the entire Board of Directors.  No decrease in the number of Directors shall shorten the term of any incumbent Director.  The Chairman of the Board shall be elected by and from the Board of Directors.

At all times a majority of the Directors shall be citizens and residents of the United States and not less than one thereof shall be a resident of the State of New York.  Directors shall be at least eighteen years of age and need not be shareholders.

SECTION 3.         Election, Tenure, and Removal.  The Board of Directors shall be elected at the Annual Meeting of shareholders to serve until the next Annual Meeting and until their successors shall be elected and qualified.  Any or all of the Directors may be removed, with or without cause, by the shareholders, at a meeting called at least in part for the purpose of considering removal, upon the affirmative vote of the holders of a majority in interest of the stock or class of stock entitled to vote upon the election of the Director or Directors proposed to be removed.

SECTION 4.         Vacancies.  Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal, or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken.  The remaining Board members may fill a vacancy by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.  Subject to the Charter, newly-created directorships resulting from an increase in the authorized number of Directors may be filled by a majority vote of the Board of Directors then in office even though less than a quorum, or by a sole remaining Director.  In the event that there should be no remaining Directors, vacancies shall be filled by the shareholders at a meeting called for that purpose.

SECTION 5.         Regular Meetings.  Regular meetings of the Board of Directors shall be held immediately following the Annual Meeting of the shareholders and as frequently as the dispatch of business shall require and in any event at least once in each calendar year.  A regular meeting of the Board of Directors may be held without call or notice at the same place as the Annual Meeting of shareholders, or the special meeting held in lieu thereof, immediately following such meeting of shareholders.

SECTION 6.         Special Meetings.  Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or upon the written request of any two members of the Board of Directors.

SECTION 7.         Place of Meeting.  Meetings of the Board of Directors shall be held at the office of the Company in New York County or at such other place within or without the State of New York as may be designated in the notice thereof.

SECTION 8.         Notice of Meetings.  Unless waived in writing, notice of all regular or special meetings, other than the regular meeting held immediately following the Annual Meeting of shareholders, shall be given by mailing or otherwise delivering to each Director at least seven days before such meeting a written notice of the time and place thereof.  Such notice may also be given by email, telegram, facsimile, or personal delivery at least three business days before such meeting.

SECTION 9.         Business Transacted at Meetings.  No business will be transacted and no corporate action shall be taken at any special meeting of the Board of Directors, other than that stated in any notice of such meeting.

SECTION 10.       Quorum.  A quorum shall consist of a majority of the Directors then in office.  At least one Outside Director must be included in any quorum for the transaction of business at any meeting of the Board.

SECTION 11.       Action by the Board.  The vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

SECTION 12.       Compensation.  Each Director shall be entitled to receive from the Company for each meeting of the Board which he or she shall attend such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement, to the extent authorized by resolution of the Board, for the reasonable expenses incurred by him or her in connection with the performance or his or her duties; provided such Directors are not salaried officers or employees of the Company; provided further that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation or commissions therefor.

ARTICLE III

OUTSIDE DIRECTOR COMMITTEE

SECTION 1.         Membership.  The Board of Directors by a majority vote of the whole Board shall elect from its own number an Outside Director Committee to serve at the pleasure of the Board consisting of no fewer than two members of the Board of Directors.  The members of the Committee shall be comprised solely of Outside Directors.  The Outside Director Committee shall elect from among its members a Chairman.

SECTION 2.         Power of the Outside Director Committee.  The Outside Director Committee shall possess and may exercise all the powers of the Board of Directors with respect to recommending the selection of independent certified public accountants, reviewing the Company’s financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for Director for election by shareholders, evaluating the performance of officers deemed by such Committee to be principal officers of the Company, recommending to the Board of Directors the selection and compensation of such principal officers, and recommending to the Board of Directors any plan to issue options to its officers and employees for the purchase of shares of stock, pursuant to section one thousand two hundred seven of the New York Insurance Law.

SECTION 3.         Meetings.  Meetings of the Outside Director Committee may be called by order of the Chairman of the Committee or by any two members of the Committee.  The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat.  The Committee shall cause such minutes to be maintained in books kept for that purpose.  All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 4.         Place of Meetings.  Meetings of the Outside Director Committee shall be held at the office of the Company in New York County or at such other place within or without the State of New York as may be designated in the notice thereof.

SECTION 5.         Notice of Meetings.  Unless waived in writing, notice of all meetings shall be given by mailing to each member at least three days before such meeting a written or printed notice of the time and place thereof.  Such notice may also be given by email, telegram, facsimile, or personal delivery at least one day before such meeting.

SECTION 6.         Quorum.  A quorum shall consist of a majority of the total number of members of the Committee then in office.

SECTION 7.         Voting.  Action shall be taken by a majority vote of those members present.

ARTICLE IV

COMMITTEES - GENERAL

SECTION 1.         Other Board Committees.  The Board of Directors may from time to time by resolution passed by a majority of the whole Board designate one or more Committees in addition to the Outside Director Committee, each Committee to consist of not less than two of the Directors of the Company, for such purposes as the Board may from time to time determine.  Any Committee to the extent provided by resolution of the Board shall have all the authority of the Board to the extent permitted by law and shall have such functions and duties as the Board shall prescribe.  Not less than one of the members of such Committee shall be an Outside Director.  Such Committee shall elect from among its members a Chairman.

SECTION 2.         Meetings.  Meetings of such Committee may be called by order of the Chairman of the Committee or by any two members of the Committee.  The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat.  The Committee shall cause such minutes to be maintained in books kept for that purpose.  All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 3.         Place of Meetings.  Meetings of such Committee shall be held at the office of the Company in New York County or at such other place within or without the State of New York as may be designated in the notice thereof.

SECTION 4.         Notice of Meetings.  Unless waived in writing, notice of all meetings shall be given by mailing to each member at least three days before such meeting a written or printed notice of the time and place thereof.  Such notice may also be given by email, telegram, facsimile, or personal delivery at least one day before such meeting.

SECTION 5.         Quorum.  A quorum shall consist of a majority of the total number of members of the Committee then in office.  At least one member of the Committee who is an Outside Director must be included in any quorum for the transaction of business at any meeting of the Committee.

SECTION 6.         Voting.  Action shall be taken by a majority vote of those members present.

SECTION 7.         Alternates and Substitutes.  The Board of Directors may by resolution passed by a majority of the whole Board designate one or more Directors as alternate members of any Committee who may replace any absent member or members at any meeting of such Committee.

SECTION 8.         Compensation.  Each member of the Outside Director Committee and any other Committee designated by the Board shall be entitled to receive from the Company for each meeting of any such Committee which he or she shall attend such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement, to the extent authorized by resolution of the Board, for the reasonable expenses incurred by him or her in connection with the performance of his or her duties, provided such members are not salaried officers or employees of the Company.

ARTICLE V

OFFICERS

SECTION 1.         Duties in General.  All officers of the Company, in addition to the duties prescribed by these By-Laws, shall perform such duties in the conduct and management of the business and property of the Company as may be determined by the Board of Directors.  In the case of more than one person holding an office of the same title, any of them may perform the duties of the office except insofar as the Board of Directors or the President may otherwise direct.  Any two or more offices may be held by the same person.

SECTION 2.         Number and Designation.  The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, and a Secretary.  Other officers, including without limitation, one or more Vice-Presidents, may be designated as the Board of Directors may from time to time deem advisable.

SECTION 3.         Election and Term of Office.  All officers shall be elected annually by the Board of Directors at the meeting of the Board held immediately following the Annual Meeting of shareholders and shall hold office at the pleasure of the Board until their successors shall have been duly elected and qualified.  The Board of Directors shall also have the power at any time and from time to time to elect or appoint or delegate its power to appoint any additional officers not then elected, and any such officer so elected or appointed shall serve at the pleasure of the Board until the next Annual Meeting of shareholders and until their respective successors shall be elected or appointed or qualified.  A vacancy in any office resulting from death, resignation, removal, disqualification, or any other cause shall be filled for the balance of the unexpired term by the Board of Directors at a meeting called for that purpose, or at any regular meeting, or, if such office has been filled prior to such vacancy by appointment other than by the Board, by the committee or person making such appointment.

SECTION 4.         Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as the Board of Directors shall confer on him or her from time to time.

SECTION 5.         President.  The President shall assume and perform such duties as the Board of Directors shall confer on him or her from time to time.

SECTION 6.         Chief Executive Officer.  The Chief Executive Officer shall have general charge of the administrative affairs of the Company.  The Chief Executive Officer shall assume and perform such other duties as the Board of Directors shall confer on him or her from time to time.  Except when inconsistent with the Company’s Charter or By-Laws, the Chief Executive Officer shall have power to employ, fix the duties, and discharge such employees as he may deem necessary and proper.  The Chief Executive Officer shall make such reports to the Board of Directors as may be required by it.

SECTION 7.         Vice-Presidents.  The Vice-Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the President.  The Board of Directors or the President may from time to time determine the order of priority as between two or more Vice-Presidents.

SECTION 8.         Secretary.  The Secretary shall have custody of the minutes of the meetings of the shareholders, of the Board of Directors, and of all committees of the Board of Directors; shall issue notices of meeting; shall have custody of the Company’s seal and corporate books and records; shall have charge of the issuance, transfer, and cancellation of stock certificates; shall have authority to cancel stock certificates; shall have authority to attest and affix the corporate seal to any instruments executed on behalf of the Company; and shall perform such other duties as are incident to his or her office and as are required by the Board of Directors, the Chief Executive Officer or the President.

SECTION 9.         Other Officers.  Other officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

SECTION 10.       Compensation.  The compensation of the officers shall be fixed by the Board of Directors.

ARTICLE VI

CAPITAL STOCK

SECTION 1.         Certificates.  Every shareholder shall be entitled to a certificate, dated and numbered in sequence of issue, signed by the Chairman of the Board, the Chief Executive Officer, the President, or Vice-President and by the Secretary or Assistant Secretary and under the seal of the Company, certifying the number of shares and class of stock to which he or she is entitled.

SECTION 2.         Transfer.  Transfers of stock may be made on the books of the Company only by the holder thereof in person or by his or her attorney duly authorized thereto in writing and upon surrender and cancellation of the certificate therefor duly endorsed or accompanied by a duly executed stock power.

SECTION 3.         Lost or Destroyed Certificates.  The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction and upon tender to the Company by the shareholder of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the Company against any liability, claim, loss, cost, or damage by reason of such loss or destruction and the issuance of a new certificate.

SECTION 4.         Determining Shareholders of Record.  In lieu of closing the books of the Company, the Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled “To Notice of and to Vote at any Meeting of Shareholders.”  The record date so fixed shall be not less than ten days nor more than fifty days prior to the meeting.  When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the Company after the record date.  If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote stand on the stock records of the Company on the day three days prior to any meeting of the shareholders are entitled to vote at the meeting.

ARTICLE VII

DIVIDENDS

Dividends may be declared from the legally available surplus of the Company at such times and in such amounts as the Board of Directors may determine.

ARTICLE VIII

CORPORATE FUNDS AND SECURITIES

SECTION 1.         Deposits of Funds.  Bills, notes, checks, negotiable instruments, or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the credit of the Company by such officers or agents of the Company as the Board of Directors may determine and, when authorized by the Board of Directors, may be endorsed for deposit to the credit of agents of the Company in such manner as the Board of Directors may direct.

SECTION 2.         Withdrawals of Funds.  All disbursements of the funds of the Company shall be made by check, draft, or other order signed by such officers or agents of the Company as the Board of Directors may from time to time authorize to sign the same.

SECTION 3.         Sale and Transfer of Securities.  All sales and transfers of securities shall be made by or at the direction of any officer of the Company under authority granted by a resolution of the Board of Directors.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 1.         Voting Stock of Other Corporations.  The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice-President, or any other officer designated by the Board of Directors of the Company may execute in the name of the Company and affix the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held by the Company on any matter on which such stock may be voted.  If any stock owned by the Company is held in any name other than the name of the Company, instructions as to the manner in which such stock is to be voted on behalf of the Company may be given to the holder of record by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice-President, or any other officer designated by the Board of Directors.

SECTION 2.         Notices.  Whenever written notice is required by law, the Charter, or these By-Laws to be given to any Director, member of a committee, or shareholder, such notice may be given by mail, addressed to such Director, member of a committee, or shareholder, at his or her address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by telegram, email or facsimile, and such notice shall be deemed to be given at the time such notice is mailed, transmitted, telegraphed, sent by facsimile, or delivered personally.

SECTION 3.         Waiver of Notice.  Any shareholder, Director, or member of any Committee may at any time waive any notice required to be given under these by-laws if such waiver is given in writing and is signed either before, at, or after the meeting to which it relates.  Presence at a meeting shall also constitute a waiver of notice thereof unless the Director objects to the failure to give such notice.

SECTION 4.         Seal.  The corporate seal shall have inscribed thereon the name of the Company.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 5.         Action Without a Meeting.  In lieu of any special scheduled meeting of the Board of Directors or any committee thereof, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board, or of such committee, consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 6.         Participating in Meeting by Telephone.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at such meeting.

ARTICLE X

AMENDMENTS

These by-laws may be amended in whole or in part by the vote of a majority of all of the shareholders or the vote of a majority of all of the members of the Board of Directors.

Any amendment adopted by the Board of Directors may be amended or repealed upon majority vote of all of the shareholders of the Company.

ARTICLE XI

INDEMNIFICATION

Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he or she or his or her testator or testatrix or intestate then is or was a Director, officer, or employee of the Company, or then serves or has served any other corporation in any capacity at the request of the Company, shall be indemnified by the Company against expenses, judgments, fines, and amounts paid in settlement to the full extent that officers and Directors are permitted to be indemnified by the laws of the State of New York.  The provisions of this article shall not adversely affect any right to indemnification which any person may have apart from the provisions of this article.